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                                                                   EXHIBIT 10.92



                                  AMENDMENT TO
                                  EZCORP, INC.
                               2003 INCENTIVE PLAN

         This Amendment dated as of January 15, 2004 is to the EZCORP, Inc. 2003 Incentive Plan effective September 17, 2003 (the "Plan").

         Whereas, the purpose of this Amendment is to increase the maximum number of shares available under the Plan as approved by the Board of Directors and the holders of a majority of the shares of Voting Securities as required by
Section 11.2.

         Therefore, Section 2.1 entitled "Maximum Number of Shares" is hereby replaced and amended in its entirety as follows:

                  2.1 Maximum Number of Shares. Subject to the provisions of Section 2.2 and Section 9, the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan shall be 900,000.

Except as otherwise provided herein, the original terms and provisions of the Plan remain in full force and effect and are incorporated herein by reference for all practical purposes.

         In Witness hereof, the Corporation, acting by and through its duly authorized officers, have executed this Amendment to the EZCORP, Inc. 2003 Incentive Plan to be effective as of January 15, 2004.

                                        EZCORP, Inc.
                                        a Delaware corporation


                                        By:  /s/ Daniel N. Tonissen
                                             -----------------------------------
                                                 Daniel N. Tonissen
                                                 Sr. Vice-President